UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 5, 2022

WARRIOR MET COAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38061	81-0706839
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

16243 Highway 216 Brookwood, Alabama	35244
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (205) 554-6150

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	HCC	New York Stock Exchange
Rights to Purchase Series A Junior Participating Preferred Stock, par value $0.01 per share	—	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

Warrior Met Coal, Inc. (the “Company”) held its annual meeting of stockholders on April 27, 2021 (the “2021 Annual Meeting”). At the 2021 Annual Meeting, each director nominee received a plurality of the votes cast at the meeting and was re-elected to the Company’s Board of Directors (the “Board”). As reflected in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 29, 2021, Alan H. Schumacher, a member of the Board, received a greater number of “withheld” votes than “for” votes cast at the meeting for his re-election to the Board. In light of the results of the stockholder vote at the 2021 Annual Meeting, the Nominating and Corporate Governance Committee of the Board (the “Committee”) considered Mr. Schumacher’s nomination for re-election to the Board, taking into account the factors below, and recommended to the Board that Mr. Schumacher be nominated for re-election at the Company’s annual meeting of stockholders to be held on April 26, 2022 (the “2022 Annual Meeting”). The Board unanimously decided to nominate Mr. Schumacher for re-election at the 2022 Annual Meeting. Mr. Schumacher did not participate in the proceedings of either the Committee or the Board with respect to his nomination.

The Board determined that it was in the best interests of the Company and its stockholders to nominate Mr. Schumacher for re-election at the 2022 Annual Meeting. In making its decision, the Board discussed Glass Lewis’s recommendation that investors “withhold” their vote with respect to Mr. Schumacher’s re-election at the 2021 Annual Meeting on the basis of his “service on too many audit committees.” The Board believed that, despite Institutional Shareholder Services’ recommendation that investors vote for Mr. Schumacher’s re-election, Mr. Schumacher received more “withheld” votes than “for” votes because certain investors considered Mr. Schumacher to be overcommitted in terms of his public company audit committee service. At the time of the 2021 Annual Meeting, Mr. Schumacher served on the audit committees of five public companies, including the Audit Committee of the Board. Since the 2021 Annual Meeting, Mr. Schumacher has resigned from the board of directors and the audit committee of one public company, reducing his audit committee service to four public companies, including the Audit Committee of the Board. The Board believed that Mr. Schumacher had appropriately addressed investor concerns by reducing his public company audit committee commitments and that his simultaneous service on more than three audit committees of public companies does not impair his ability to serve on the Audit Committee of the Board. Glass Lewis has recommended that investors vote for Mr. Schumacher’s re-election at the 2022 Annual Meeting. Additionally, Mr. Schumacher is a retired financial executive who has focused his time solely on his board service. Finally, the Board considered Mr. Schumacher’s substantial contributions to the Board since 2017, including as a result of his extensive knowledge of accounting principles, financial reporting and internal controls and his experience as a director on the boards of several public companies.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Warrior Met Coal, Inc.

Date: April 5, 2022	By:	/s/ Dale W. Boyles
Dale W. Boyles
Chief Financial Officer

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